SCHEDULE 14A (Rule 14a-101)
                       Information Required in Proxy Statement

                               SCHEDULE 14A INFORMATION

                     Proxy Statement Pursuant to Section 14(a) of
                         the Securities Exchange Act of 1934



          Filed by the Registrant                                /x/
          Filed by a Party other than the Registrant             / /

          Check the appropriate box:

          / /  Preliminary Proxy Statement

          /X/  Definitive Proxy Statement

          / /  Definitive Additional Materials

          / /  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or Rule
               14a-12

          / / Confidential, For Use of the Commission (as permitted by Rule 14a-6(e)(2))

                                      GPU, INC.
             ------------------------------------------------------------
                   (Name of Registrant As Specified In Its Charter)

                                      GPU, Inc.
             ------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

          Payment of Filing Fee (Check the Appropriate Box):

          /X/  No Fee Required

          / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

               1) Title of each class of securities to which transaction applies:

               2)   Aggregate number of securities to which
                    transaction applies:

               3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):





               4)   Proposed maximum aggregate value of transaction:

               5)   Total Fee paid:

          / /  Fee paid previously with preliminary materials.

          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount previously paid:

               2)   Form, Schedule or Registration Statement No.:

               3)   Filing Party:

               4)   Date Filed:







                                      GPU, INC.



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



           Notice of Annual Meeting of Stockholders to be Held May 1, 1997



               Notice is hereby given that the Annual Meeting of

          Stockholders of GPU, Inc. will be held at The Morris Museum, Six

          Normandy Heights Road, Morristown, New Jersey on Thursday, May 1,

          1997 at 10:00 o'clock in the morning (local time):



               1.   To elect four directors of the Corporation to hold

                    office for three-year terms and to elect two directors

                    to hold office for two-year terms beginning upon their

                    election at the 1997 Annual Meeting.



               2.   To consider the adoption of a Deferred Stock Unit Plan

                    for Outside Directors as described in the accompanying

                    Proxy Statement.



               3.   To consider the ratification of the selection by the

                    Board of Directors of Coopers & Lybrand L.L.P. as

                    independent auditor for the year 1997.



               4.   To consider, if submitted, the stockholder proposal set

                    forth in the accompanying Proxy Statement.



          March 12, 1997                  i





               5.   To transact such other business as may properly come

                    before the meeting.



               Only holders of record of issued and outstanding shares of

          Common Stock of the Corporation at the close of business on

          March 10, 1997 will be entitled to vote at the meeting.  Such stockholders may vote in person or by proxy.  If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting.

          The stock transfer books of the Corporation will not be closed.



                              By order of the Board of Directors,

                                      MARY A. NALEWAKO, Secretary

          March 26, 1997



               The 1996 Annual Report was previously transmitted to

          stockholders.  It is expected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 26, 1997.



               If you wish to receive, without charge, a copy of the GPU

          System Statistics or the Corporation's 1996 Annual Report to the

          Securities and Exchange Commission on Form 10-K, direct your request to:  Stockholder Relations, GPU, Inc., 100 Interpace



          March 12, 1997                  ii





          Parkway, Parsippany, New Jersey 07054-1149, or call (201)

          263-6600.





                You Are Cordially Invited to Attend the Annual Meeting



               If you plan to attend the meeting in person, please mark

          your Proxy in the space provided for that purpose.  Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.



               Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible.  Your vote is important.



























          March 12, 1997                 iii


                                  TABLE OF CONTENTS



                                                                    Page
                                                                   Number


          PROXY STATEMENT

             Stockholders Entitled to Vote                            1



          DIRECTORS' PROPOSALS



             1.  ELECTION OF DIRECTORS                                3

                 Standing Committees of the Board of Directors       11



                 Security Ownership of Certain Beneficial

                 Owners and Management                               15



                 Remuneration of Executive Officers                  17



                 Personnel, Compensation and

                 Nominating Committee Report                         17



                 Summary Compensation Table                          27



                 Long-Term Incentive Plans - Awards

                 in Last Fiscal Year                                 29



                 Comparison of Five Year Cumulative Total Return     30



                 Employment, Termination and Change

                 in Control Arrangements                             30


          March 12, 1997                  iv




                 Severance Arrangements                              30



                 Lump Sum Distributions                              32



                 Benefit Protection Trusts                           35



                 Retirement Plans                                    35



                 Supplemental Pensions                               38



                 Remuneration of Directors                           40



                 Retirement Plan for Outside Directors               40



                 Restricted Stock Plan for Outside Directors         42



             2.  ADOPTION OF A DEFERRED STOCK UNIT PLAN FOR

                 OUTSIDE DIRECTORS                                   43



             3.  RATIFICATION OF SELECTION OF AUDITOR                47



          STOCKHOLDER PROPOSAL                                       49



          OTHER MATTERS                                              53



          ANNEX A                                                    56






          March 12, 1997                  v





                                      GPU, INC.



          100 Interpace Parkway           Parsippany, New Jersey 07054-1149



                   Proxy Statement for Annual Meeting - May 1, 1997



          STOCKHOLDERS ENTITLED TO VOTE

               Holders of record at the close of business on March 10, 1997 of the outstanding Common Stock (consisting of $120,654,267 shares) are entitled to vote at the Annual Meeting of

          Stockholders of the Corporation ("GPU").



               Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes.

          Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stockholder may cast all of such votes for a single director or may

          distribute them among the number to be voted for, or any two or more of them, as the stockholder may see fit.  Elections of directors are determined by a plurality vote.  Other matters are determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.



               The Proxies hereby solicited vest in the proxy holders

          cumulative voting rights with respect to the election of

          directors (unless the stockholder marks the Proxy so as to

          March 12, 1997                  1





          withhold such authority) and all other voting rights of the stockholders signing such Proxies.  The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made.  As provided by Pennsylvania law and the Corporation's By-Laws, abstentions,

          broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of directors, the adoption of the Deferred Stock

          Unit Plan for Outside Directors, the ratification of the

          selection of the auditor or other matters.  Signed but unmarked

          Proxies will be voted in accordance with the directors'

          recommendations.



               The Proxy is revocable, at any time before exercise, by a

          written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the

          Annual Meeting.  If you attend the meeting, you may, if you wish,

          revoke your Proxy by voting in person.



               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.





          March 12, 1997                  2





                                 DIRECTORS' PROPOSALS



          1.   ELECTION OF DIRECTORS

               The Board of Directors consists of three classes of

          directors with overlapping three-year terms.  Each year a class of directors is elected for a term expiring at the third

          succeeding Annual Meeting after such election.



               At the 1997 Annual Meeting, four Class III directors will be elected to hold office for three-year terms beginning upon their election at the 1997 Annual Meeting.  In addition, two Class II directors will be elected to hold office for two-year terms beginning upon their election at the meeting.



               The votes applicable to the shares represented by Proxies in the accompanying form received from stockholders will be cast in favor of the election of the six nominees listed below, except that the proxy holders reserve the right to exercise cumulative voting rights and to cast their votes in such manner and for such lesser number of said nominees as they may deem best at the meeting, in order, so far as possible, to secure the election of said nominees.  If any nominee should be unable to serve (an event which is not anticipated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Personnel, Compensation and Nominating Committee of the Board

          of Directors.



          March 12, 1997                  3





          Information about the Nominees and Directors



                           Nominees for Class III Directors

                              for Terms Expiring in 2000



          Name                     Age      Year first elected a director



          FRED D. HAFER             56                               1996



          Mr. Hafer became President and Chief Operating Officer of GPU,

          Inc. and President and Chief Operating Officer of GPU Service,

          Inc. (GPUS) in July 1996.  He is also a director of Jersey

          Central Power & Light Company (JCP&L), Metropolitan Edison

          Company (Met-Ed) and Pennsylvania Electric Company (Penelec)

          (which do business under the trade name of GPU Energy), GPUS, GPU

          Nuclear, Inc. (GPUN), GPU Generation, Inc. and GPU International,

          Inc., all subsidiaries of GPU.  It is anticipated that Mr. Hafer will be elected Chairman and Chief Executive Officer of GPU in

          May 1997 upon Mr. Leva's retirement from these positions.  Mr.

          Hafer, who has been associated with the GPU Companies since 1962,

          served as President of Met-Ed from 1986 to 1996, and as President of Penelec from 1994 to 1996.  Mr. Hafer is also a director of

          Sovereign Bancorp, Inc., Sovereign Bank and Utilities Mutual

          Insurance Company, a director and past president of the

          Manufacturers Association of Berks County and a member of the executive committee of the Pennsylvania Electric Association.  He is a director of Kutztown University Foundation, Leadership

          March 12, 1997                  4





          Pennsylvania and the Reading Hospital and Medical Center.  He is

          also a trustee of the Caron Foundation and Chairman of the

          Foundation for a Drug-Free Pennsylvania.



          Name                     Age      Year first elected a director



          PAUL R. ROEDEL            69                               1979



          Mr. Roedel retired in 1992 as Chairman and Chief Executive

          Officer of Carpenter Technology Corporation, manufacturers,

          fabricators and marketers of specialty metals.  He joined

          Carpenter in 1949 and became Chief Executive Officer in 1981 and

          Chairman in 1987.  He is a director of Carpenter Technology

          Corporation, P.H. Glatfelter Co. and Berks Packing Co., Inc.  He

          is Chairman of the Berks Business Education Coalition, Treasurer

          of the Wyomissing Foundation and a member of ASM International.

          Mr. Roedel is also Chairman of the Board of Gettysburg College,

          Treasurer of the Reading Public Museum and a director of the

          Pennsylvania Business Education Partnership.



          CARLISLE A. H. TROST      67                               1990



          Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to

          1990 as Chief of Naval Operations.  Admiral Trost is also a member of the Board of Directors of GPUN and the Chairman of that

          Board's Nuclear Safety and Compliance Committee.  He is Chairman

          March 12, 1997                  5


          of the Board of Directors of Bird-Johnson Co. and a director of

          General Dynamics Corporation, Louisiana Land & Exploration

          Company, Precision Components Corporation and Lockheed Martin

          Corporation.



          Name                     Age      Year first elected a director



          PATRICIA K. WOOLF, Ph.D.  62                               1983



          Dr. Woolf is a consultant, author, and Lecturer in the Department of Molecular Biology at Princeton University.  Dr. Woolf is a

          director of Crompton and Knowles Corporation and the National

          Life Insurance Company of Vermont.  She is also a trustee of the

          New Economy Fund and a director of the American Balanced Fund,

          the Income Fund of America, the Growth Fund of America and Small

          Cap World Fund, all of The Capital Group of Los Angeles.



                           Nominees for Class II Directors

                              for Terms Expiring in 1999



          Name                     Age      Year first elected a director



          THOMAS B. HAGEN           61                               1997



          Mr. Hagen is Chairman of Hagen & Company, a business consulting firm and is also Chairman of the Team Pennsylvania Foundation.

          Mr. Hagen served as Secretary of Commerce and then as Secretary

          March 12, 1997                  6




          of Community & Economic Development of the Commonwealth of

          Pennsylvania from January 1995 to March 1997.  Mr. Hagen was first elected as a director of GPU in 1988 and resigned upon his appointment as Secretary of Commerce in 1995.  He is the

          immediate past Chairman of the Board of the Pennsylvania

          Industrial Development Authority (PIDA), the Pennsylvania

          Economic Development Financing Authority (PEDFA) and Ben

          Franklin/Industrial Resource Centers Partnership.  Mr. Hagen is a

          director of the Erie Insurance Group - property, casualty and life insurers - which he joined in 1953 and served as its

          Chairman and Chief Executive Officer from 1990 to 1993.  He is a member and past chairman of the Council of Fellows of Penn State

          - Erie, the Behrend College, President of the Pennsylvania

          Society and a Director of the Athenaeum of Philadelphia.



          Name                     Age      Year first elected a director



          BRYAN S. TOWNSEND           66                             1996



          Mr. Townsend retired as Chairman of Midlands Electricity plc, a

          British regional electric company, in August 1996 following its acquisition by Avon Energy Partners (Avon), in which the

          Corporation owns a 50% interest.  He served as Chairman of

          Midlands since 1986, becoming Chairman and Chief Executive on privatisation in 1990.  He is a director of JBA International

          Ltd. (a supplier of computer software business systems), a member and past chairman of the British National Committee and a member

          March 12, 1997                  7





          of the Scientific Directing and Organising Committee of CIRED

          (International Conference on Electricity Distribution).  Mr.

          Townsend is also past chairman of the Birmingham Repertory

          Theatre and West Midlands Confederation of British Industry.



          Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:



                                Class I Directors with

                                Terms Expiring in 1998



          Name                     Age      Year first elected a director



          HENRY F. HENDERSON, JR.   68                               1989



          Mr. Henderson is President, Chief Executive Officer and a

          director of H. F. Henderson Industries, designers and

          manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics.  He is also President and Chief

          Executive Officer of Sanitec, Inc., manufacturer of medical waste disinfecting systems for commercial and hospital use.  He is a

          Commissioner of the Port Authority of New York and New Jersey and

          a director of the Partnership for New Jersey, the New Jersey

          State Chamber of Commerce, Delta Dental Plan and the Port

          Authority Trans-Hudson Corporation.  He is also Chairman of the

          World Trade Center Club Board of Advisors and a trustee of

          March 12, 1997                  8





          Stevens Institute of Technology, New York Theological Seminary,

          New Jersey State Employment and Training Commission, Drumthwacket

          Foundation, Inc. and Paterson Economic Development Corporation,

          and a member of the Defense Orientation Conference Association and Business Executives for National Security.



          Name                     Age      Year first elected a director



          JAMES R. LEVA             64                               1992



          Mr. Leva has served as Chairman and Chief Executive Officer of

          GPU and GPUS (which he also serves as a director) since 1991.  He is also Chairman of the Board, Chief Executive Officer and a director of JCP&L, Met-Ed and Penelec; Chairman of the Board and

          a director of GPUN; Chairman, Chief Executive Officer and a director of GPU Generation, Inc.; and Chairman and a director of

          GPU International, Inc., GPU Power, Inc. and GPU Electric, Inc.,

          all subsidiaries of GPU.  He is also Chairman and a director of

          Avon and of Midlands Electricity plc.  Mr. Leva, who has been associated with the GPU Companies since 1952, also served as

          President of GPU and GPUS from 1991 to 1996.  It is anticipated that he will retire as Chairman and Chief Executive Officer of the Corporation and other similar positions with the GPU

          Companies (other than director of GPU) in May 1997.  Mr. Leva is also a director of Utilities Mutual Insurance Company, the New

          Jersey Utilities Association, the New Jersey Chamber of Commerce

          and Fairleigh Dickinson University.  He is a trustee of St.

          March 12, 1997                  9





          Clares-Riverside Foundation and Tri-County Scholarship Fund, and

          a member of the Prosperity New Jersey Commission.



          Name                     Age      Year first elected a director



          JOHN M. PIETRUSKI         64                               1989



          Mr. Pietruski served as Chairman of the Board and Chief Executive

          Officer of Sterling Drug Inc. from 1985 until his retirement in

          1988.  He is Chairman of the Board of Texas Biotechnology

          Corporation, a pharmaceutical research and development company.

          He also serves as President of Dansara Company, a management consulting firm.  He is a director of Hershey Foods Corporation,

          Lincoln National Corporation and McKesson Corporation.  He is

          also a Regent of Concordia College.



          CATHERINE A. REIN         54                               1989



          Ms. Rein has been Executive Vice President - Corporate

          Development and Services of Metropolitan Life Insurance Company

          since 1989.  Ms. Rein is a director of The Bank of New York,

          Inc., Corning Inc., New England Investment Companies, Inc. and

          INROADS, New York, Inc., a trustee emeritus of the National Urban

          League and a trustee of the New York University Law Center

          Foundation.





          March 12, 1997                  10





                                Class II Director with

                                Term Expiring in 1999



          Name                     Age      Year first elected a director



          THEODORE H. BLACK         68                               1988



          Mr. Black is a director of Ingersoll-Rand Company, an industrial machinery manufacturer, and served as its Chairman, President and

          Chief Executive Officer from 1988 until his retirement in 1993.

          He is also a director of CPC International Inc. and McDermott

          International.



          Standing Committees of the Board of Directors



               There are four standing committees of the Board, namely, the

          Audit Committee, the Corporate and Public Responsibilities

          Committee, the Finance Committee and the Personnel, Compensation

          and Nominating Committee.  The membership and functions of these

          Committees are as follows:



               The Audit Committee recommends to the Board, subject to

          ratification by the stockholders, the engagement of the

          independent auditor and reviews with the independent auditor the plan, scope and results of the audit and any comments by the auditor on the internal accounting control systems of the

          Corporation and its subsidiaries.  All material non-audit

          March 12, 1997                  11





          services proposed to be performed by the independent auditor are reviewed by the Committee.  The Committee also reviews with the

          Corporation's internal auditor the plan, scope and results of internal audits and its comments on the internal accounting control systems.  It reviews with the officers of the

          Corporation, the independent auditor and the Corporation's internal auditor the following:  the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual report to stockholders; the results of audits by governmental agencies; and the reports on audit

          procedures relating to possible corporate expenditures for political purposes.



               The Chairman of the Audit Committee is Mr. Roedel.  The

          other members are Messrs. Henderson and Townsend and Ms. Rein.

          During 1996, the Committee held four meetings.



               The Corporate and Public Responsibilities Committee reviews the Corporation's policies on public issues having broad social significance and the implementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.



               The Chairman of the Corporate and Public Responsibilities

          Committee is Mr. Henderson.  The other members are Messrs. Black,



          March 12, 1997                  12





          Hagen, Townsend and Trost.  During 1996, the Committee held three meetings.



               The Finance Committee assists the Board in fulfilling the

          Board's fiduciary responsibilities relating to the financial policies, plans and programs of the Corporation and its

          subsidiaries.



               The Committee reviews a range of financial policies and

          plans including dividend policy, capital structure and credit quality goals, financing plans, and the Corporation's capital and operating budgets.  Additionally, the Committee reviews the investment policies, funding and investment results of the

          Corporation's trusteed plans.



               The Chairman of the Finance Committee is Mr. Pietruski.  The

          other members are Messrs. Roedel and Trost and Dr. Woolf.  During

          1996, the Committee held four meetings.



               The Personnel, Compensation and Nominating Committee

          recommends to the Board the election of officers of the

          Corporation and the presidents of the Corporation's direct subsidiaries, and the compensation and other benefits of those officers and of directors of the Corporation and its direct subsidiaries.  The Committee also reviews plans for management succession and executive development, compensation and other benefit goals for the GPU Companies.

          March 12, 1997                  13





               The Personnel, Compensation and Nominating Committee also

          recommends to the Board from time to time, the size and

          composition of the Board and candidates for membership on the

          Board.  The Committee also recommends to the Board the

          composition and membership of the various Board Committees.



               A stockholder proposal for a nominee for election as a

          director should be sent by mail, addressed to Secretary, GPU,

          Inc., 100 Interpace Parkway, Parsippany, New Jersey 07054-1149.

          All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to the scheduled date of the next annual meeting and must contain certain information

          regarding the identity and background of the stockholder's proposed nominee as required by Section 10(e) of the

          Corporation's By-Laws, which also sets forth additional

          requirements with respect to such stockholder proposals.  A copy of Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.



               The Committee will also consider recommendations by

          stockholders of candidates for director nominees. Recommendations should be sent to the Secretary of the Corporation.



               The Chairman of the Personnel, Compensation and Nominating

          Committee is Ms. Rein.  The other members are Messrs. Black,

          Hagen and Pietruski and Dr. Woolf.  During 1996, the Committee

          held seven meetings.

          March 12, 1997                  14





               There were 10 regular meetings and one organization meeting of the Board during 1996.  All directors attended at least 75% of the aggregate of (i) the total number of 1996 meetings of the

          Board and (ii) the total number of 1996 meetings of all

          committees of the Board on which he or she served.



          Security Ownership of Certain Beneficial Owners and Management



               The following table sets forth, as of February 3, 1997, the beneficial ownership of equity securities (and stock-equivalent restricted units) of the GPU Companies of each of the GPU

          directors, nominees for director and each of the executive officers named in the Summary Compensation Table, and of all directors and executive officers of GPU as a group.  The shares of Common Stock owned by all directors and executive officers as a group constitute less than 1% of the total shares outstanding.

          No person to the knowledge of the Corporation held beneficially

          5% or more of the Corporation's outstanding Common Stock on such date.

















          March 12, 1997                15


                                                  Amount and Nature of Beneficial Ownership
                                                      Shares(1)           Stock-Equivalent
              Name           Title of Security    Direct   Indirect     Restricted Units(2)
      Dennis Baldassari       GPU Common Stock     1,081                       10,839

      Theodore H. Black       GPU Common Stock     7,798

      Fred D. Hafer           GPU Common Stock     5,035        131            11,378

      Thomas B. Hagen         GPU Common Stock    10,041

      Henry F. Henderson, Jr. GPU Common Stock     3,244      1,200

      Ira H. Jolles           GPU Common Stock     5,589                       13,305

      James R. Leva           GPU Common Stock     4,450        100            44,905

      Bruce L. Levy           GPU Common Stock     1,349                        6,995

      John M. Pietruski       GPU Common Stock     4,300

      Catherine A. Rein       GPU Common Stock     2,989

      Paul R. Roedel          GPU Common Stock     2,900

      Bryan S. Townsend       GPU Common Stock       604

      Carlisle A. H. Trost    GPU Common Stock     2,541

      Patricia K. Woolf       GPU Common Stock     3,624



      All GPU Directors and

        Executive Officers

        as a Group            GPU Common Stock    70,527      8,568           145,086





      (1)   The number of shares owned and the nature of such ownership, not being within the knowledge of GPU, have been furnished by each individual.



      (2)   Restricted units, which do not have voting rights, represent rights (subject to vesting) to receive shares of Common Stock under the 1990 Stock Plan for Employees of GPU and Subsidiarires (the "1990 Stock Plan").  See Summary Compensation Table on

            page 27.

            March 12, 1997                 16


 Remuneration of Executive Officers



             Personnel, Compensation and Nominating Committee Report



       The executive compensation program at GPU was modified in 1996 as a continuation of efforts begun in 1995 to strengthen the link between executive compensation and shareholder value.  The overall program consists of three interrelated programs - the Base Salary Program, the Incentive Compensation

 Program and the 1990 Stock Plan.  Modifications made in 1996 increased the emphasis on portions of the overall program most directly linked to business results and shareholder value.



 Compensation Philosophy and Market Comparisons



       Executive compensation programs continue to reflect the Corporation's philosophy that increasing shareholder value requires the ability to attract and retain high caliber executives and to reward them for the achievement of business objectives.  The program is designed to provide  levels of compensation that vary both with the achievement of business results and the contribution of the individual executive to that achievement.



       Executive pay levels are paid at the median or 50th percentile of the competitive market when business results are at targeted levels.  Actual pay



 March 12, 1997                  17
 levels may vary from the median in any given year or for any individual executive based on actual business results and executive performance.



       In order to ensure an objective analysis, GPU is assisted by a major compensation consulting firm in determining median competitive levels.

 Comparisons are made with other companies with positions similar to those at

 GPU and employing executives with comparable skills and experience.  These companies are primarily other large electric utilities, including the companies in the S&P Electric Utility Index shown on page 30.  Because GPU competes in a wider market for executive talent, however, other companies, not included in the Index, are also considered.



       Under Section 162(m) of the Internal Revenue Code of 1986, the amount allowable as a tax deduction for compensation paid to the chief executive officer and each of the four other highest paid officers of any publicly held corporation generally is limited to $1 million per year for each such officer.

 Although the Committee considers the effect of Section 162(m) in connection with the Corporation's executive compensation programs, the Committee considers it important to retain the flexibility to design compensation programs that it believes are in the best interests of GPU and its stockholders, even though the expense may not be fully deductible.



 Base Salary Program



       The Base Salary Program is designed to provide a range of salary opportunities for each position with the middle of the range approximating the market median for that position. Individual salaries within the established

 March 12, 1997                  18
 range are determined based on the incumbent's performance, experience and contribution.  Each year the Board reviews executive salaries and considers market data, individual performance and the Corporation s financial resources in determining if salary increases are appropriate.  Prior to 1995, this process, which involves subjective judgment, usually resulted in approval of merit salary increases for most executives.



       In 1995 the Board embarked on a two-year program to eliminate normal merit salary increases in favor of increased incentive compensation opportunities.  As part of this effort, neither Mr. Leva nor any of the named executives received normal salary increases in 1996, although market data and the assessment of individual performance would, in the opinion of the Board,

 have justified such increases.  Salary adjustments were granted to Mr. Hafer and Mr. Baldassari to reflect the increased responsibilities they assumed as part of the reorganization of GPU and the need to provide an orderly transition upon Mr. Leva's retirement.  Mr. Levy also received a salary adjustment to reflect increased responsibilities resulting from the expansion of the activities of GPU International.



       In lieu of the normal salary increases which would otherwise have been granted, the Board increased the opportunity for executives to earn incentive compensation but only to the extent that targeted business results were achieved.



 Incentive Compensation Program





 March 12, 1997                  19

       The Incentive Compensation Program, as indicated above, was modified in

 1995 and 1996.  The program is designed to provide executives with the opportunity to earn additional compensation if business objectives are achieved.  Targeted levels of annual incentive compensation, which approximate the market median, were again increased in 1996 to offset the elimination of normal base salary increases.



       For named executives other than Mr. Leva and Mr. Hafer, actual awards of incentive compensation are based on the business results achieved by the GPU

 Company to which the executive is assigned, the achievement of GPU s return on equity objective, and the Board's assessment of the individual executive's contribution.  The Board uses subjective judgment in assessing individual contribution.



       Established objectives for GPU Energy were earnings (50%), management of the capital expenditures budget (20%), all in price to customers per kilowatt-

 hour sold (20%) and efforts to respond to the changing industry by renegotiating non-utility generating (NUG) contracts and process improvement efforts (10%).  For GPU International, objectives were net income (50%),

 operational performance of existing facilities (25%), pursuit of new business

 (15%) and organizational development efforts (10%).  Objectives for the corporate functions of GPU Service were system-wide budget management (40%),

 efforts to position the Corporation for the future (30%) and efforts to position the Corporation with regard to energy supply (30%).



       Business objectives used to determine the 1996 incentive compensation awards for Mr. Leva and Mr. Hafer were return on equity (40%), nuclear safety

 March 12, 1997                  20

 (20%), efforts to position the Corporation for the changing and increasingly competitive industry (20%) and future positioning of the Corporation with regard to energy supply (20%).  Some of these factors also are used in determining incentive compensation for other named executives.  The weightings on these factors are different, however, reflecting Mr. Leva's and Mr. Hafer's broader responsibility for the Corporation.



 Achievement of 1996 Objectives



       The Corporation's return on equity objective was exceeded in 1996 and,

 in addition, each of the subsidiary companies exceeded its specific objectives.  At GPU Energy, the earnings objective was slightly below target as was the all in price objective. Management of the capital expenditure budget was significantly better than targeted and the achievements in managing

 NUG contracts and process improvement efforts were also higher than expected.



       GPU International achieved its organizational development goal and exceeded each of its other objectives.  For corporate functions at GPU

 Service, each of the targeted objectives was significantly exceeded.



 Award for Mr. Leva



       Actual results for 1996 were above targeted levels for most of the factors used to determine Mr. Leva's award, although the nuclear safety objective was not fully achieved.  As noted above, the Corporation's return on equity objective was exceeded, reflecting an enhanced revenue stream and the results of restructuring and cost reduction efforts.

 March 12, 1997                  21

       Efforts to position GPU for an increasingly competitive and unregulated industry were assessed as exceeding expectations.  A major accomplishment in maximizing the new opportunities and preparing for the future was the acquisition of Midlands Electricity plc in the United Kingdom.  Mr. Leva's

 leadership was a critical factor in this acquisition which provides opportunities for enhanced revenue and profits and, in addition, brings into the Corporation experience and expertise in dealing with a competitive market for electricity.  Also under his leadership, GPU took a major role in efforts to shape the regulations which will influence the Corporation's business environment.  On both the state and federal levels, GPU worked proactively to ensure a competitive market that is fair to all customers while protecting the interests of our shareholders.



       Cultural change efforts directed by Mr. Leva included increasing the use of incentive pay for GPU employees to link a larger portion of total pay to the achievement of business results.  In 1996, incentive pay programs were extended to some employees who are members of bargaining units.



       Efforts to position the Corporation for the future with regard to energy supply and its costs were also assessed as exceeding expectations.  In 1996,

 Mr. Leva led the Corporation's successful efforts to restructure or buy out uneconomic contracts for purchase of NUG power, resulting in significant future cost savings.  Rigorous analysis of the Corporation s current generating facilities was continued to ensure that decisions on the future of these facilities is based on sound economic analysis and realistic projections.



 March 12, 1997                  22

       Consistent with plan design, actual awards of incentive compensation for

 1996 were above targeted levels and slightly above the competitive median reflecting superior achievement of objectives for the year.



 1990 Stock Plan



       Under the terms of the 1990 Stock Plan, approved by stockholders, the

 Board may use any of a number of different stock compensation vehicles based on its judgment of which vehicles most appropriately link executive interests to those of shareholders.



       In 1996, the Board made grants of restricted performance units which give executives the right to receive shares of GPU stock (or cash at the discretion of the Committee) if established performance objectives are achieved.  The performance objective for the 1996 grants is GPU's total shareholder return compared to the total return of the companies in the S&P

 Electric Utility Index.  The percentile ranking of GPU's total shareholder return among the Index companies, calculated quarterly over the five- year performance period and averaged, determines how many shares, if any, the executive will receive at the end of the performance period.



       Each executive who receives a grant is awarded a specific number of units.  Dividend equivalents are paid on these units and reinvested in additional units.  The number of units that will vest and be paid to the executive at the end of the performance period, however, is not determined in advance and may vary from the number initially awarded.  If GPU's total return is at the 55th percentile of the Index companies, the initially awarded number

 March 12, 1997                  23
 of units (plus reinvested dividend equivalents) will vest.  If total return is higher than the 55th percentile, additional units will vest and if total return is lower, fewer units will vest.  If total return is below the 40th percentile, no units will vest.



       The size of awards to individual executives reflects the Board's assessment of individual performance, contribution and potential as well as median competitive levels.  The Board uses subjective judgment in determining individual awards and the factors considered are not weighted.



                   Personnel, Compensation and Nominating

                   Committee Members



                               Theodore H. Black

                               Thomas B. Hagen

                               John M. Pietruski

                               Catherine A. Rein

                               Patricia K. Woolf



















 March 12, 1997                  24

                                           SUMMARY COMPENSATION TABLE
                                           Annual Compensation     Long-Term Compensation
                                                                     Awards   Payouts
                                                          Other
            Name and                                      Annual   Restricted          All Other
            Principal                                     Compen-  Stock/Unit    LTIP   Compen-
            Position            Year   Salary   Bonus    sation(1) Awards(2)  Payouts(3) sation
      James R. Leva             1996  $585,000 $445,000  $ 2,510    $   -    $ 81,978 $163,496(4)
      Chairman and Chief        1995   585,000  333,450    1,499        -      44,131  125,032
      Executive Officer,        1994   573,750  292,500      -       117,563     -      93,934
      GPU, Inc.

      Fred D. Hafer             1996   365,000  190,000     1,883       -      61,484   46,731(5)
      President and Chief       1995   280,000   94,000     1,374       -      40,454   39,247
      Operating Officer,        1994   275,250   77,000      -        39,841       -    32,935
      GPU, Inc.

      Ira H. Jolles             1996   331,000  120,000     2,510       -      91,087   52,673(6)
      Senior Vice President     1995   331,000  116,000     1,749       -      57,207   47,388
      and General Counsel,      1994   327,750   83,000      -        47,025     -      40,500
      GPU, Inc.

      Bruce L. Levy             1996   233,333  197,000     1,572(7)      -    20,495   30,684(8)
      President, GPU Int'l,     1995   188,750  131,000     1,148(7)      -     8,826   21,572
      Inc., GPU Power, Inc. and 1994   177,500   60,000       754(7)    18,026    -     15,848
      GPU Electric, Inc.

      Dennis Baldassari         1996   305,000  110,000       812(9)      -    21,724   39,697(10)
      President, Jersey Central 1995   275,000   86,000       431(9)      -     9,930   32,345
      Power & Light Company,    1994   271,250   62,000        17(9)   39,188     -     24,837
      Metropolitan Edison Company,
      and Pennsylvania Electric
      Company (GPU Energy)



       (1) Consists of earnings on "Long-Term Incentive Plan" ("LTIP") compensation paid in the year the award vests.

       (2) The restricted units issued in 1995 and 1996 under the 1990 Stock Plan are performance based.  The 1996 awards are shown in "Long-Term Incentive Plans - Awards in Last Fiscal
           Year" table (the "LTIP table").  Dividends are paid or accrued on the aggregate restricted stock/units awarded under the 1990 Stock Plan and reinvested.

           The aggregate number and value (based on the stock price per share at December 31,
           1996) of unvested stock-equivalent restricted units (including reinvested dividends)
           includes the amounts shown on the LTIP table, and at the end of 1996 were:

                                   Aggregate Units     Aggregate Value

                  James R. Leva        44,905             $1,509,931
                  Fred D. Hafer        11,378                382,585
                  Ira H. Jolles        13,305                447,381
                  Bruce L. Levy         6,995                235,207
                  Dennis Baldassari    10,839                364,461

            March 12, 1997                   25


       (3) Consists of Performance Cash Incentive Awards paid on the 1990 and 1991 restricted stock awards which have vested under the 1990 Stock Plan.  These amounts are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that are payable upon vesting of the restricted stock/unit awards.

       (4) Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($30,738), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($36,423), above-market interest accrued on the retirement portion of deferred compensation
           ($6,291), and earnings on LTIP compensation not paid in the current year ($84,044).

       (5) Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($12,360), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($9,188), above-market interest accrued on the retirement portion of deferred compensation ($357), and earnings on LTIP compensation not paid in the current year ($18,826).

       (6) Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($11,880), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($12,161), above-market interest accrued on the retirement portion of deferred compensation
           ($568), and earnings on LTIP compensation not paid in the current year ($22,064).

       (7) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $944, $848 and $754 for the years 1996, 1995 and 1994 respectively.

       (8) Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($8,577), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($5,510), above-market interest accrued on the retirement portion of deferred compensation
           ($69), and earnings on LTIP compensation not paid in the current year ($10,528).

       (9) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $147, $94 and $17 for the years 1996, 1995 and 1994 respectively.

      (10) Consists of the Corporation's matching contributions under the Savings Plan ($6,000), matching contributions under the non-qualified deferred compensation plan ($9,640), the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insurance ($5,981), above-market interest accrued on the retirement portion of deferred compensation ($147), and earnings on LTIP compensation not paid in the current year ($17,929).



      NOTE:  The split-dollar life insurance amounts reported in the "All Other Compensation"
      column are equal to the present value of the interest-free use of the current year
      Corporation paid premiums to the projected date the premiums will be refunded to the
      Corporation.

            March 12, 1997                   26

                  LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
                                           Performance     Estimated future payouts under
                             Number of        or other      non-stock price based plans(1)
                              shares,       period until
                              units or       maturation     Threshold    Target    Maximum
            Name            other rights      or payout        (#)        (#)        (#)

      Fred D. Hafer             2,620      5 year vesting       0         2,620     5,240

      Ira H. Jolles             3,010      5 year vesting       0         3,010     6,020

      Bruce L. Levy             2,720      5 year vesting       0         2,720     5,440

      Dennis Baldassari         2,500      5 year vesting       0         2,500     5,000





      (1)   The restricted units awarded in 1996 under the 1990 Stock Plan provide for a performance adjustment to the aggregate number of units vesting for the recipient, including the accumulated reinvested dividends, based on the annualized GPU Total Shareholder Return (TSR) percentile ranking against all companies in the Standard & Poor's Electric Utility Index for the period between the award and vesting dates.  With a 55th percentile ranking, the performance adjustment would be 100% as reflected in the "Target" column.  In the event that the percentile ranking is below the 55th percentile, the performance adjustment would be reduced in steps reaching 0% at the 39th percentile as reflected in the
            "Threshold" column.  Should the TSR percentile ranking exceed the 59th percentile, then the performance adjustment would be increased in steps reaching
            200% at the 90th percentile as reflected in the "Maximum" column.  Under the
            1990 Stock Plan, regular quarterly dividends are reinvested in additional units that are subject to the vesting restrictions of the award.  Actual payouts under the Plan would be based on the aggregate number of units awarded and the units accumulated through dividend reinvestment at the time the restrictions lapse.



















            March 12, 1997               27

     [Tabular representation of Performance Graph is set forth below]


    Comparison of Five Year Cumulative Total Return*

    GPU, S&P 500 Index and S&P Electric Utility Index

                           ($)



                          Amount
                         Invested
                          1/1/92  1992  1993  1994   1995   1996

 GPU                       100     108   127   115    159    166

 S&P 500                   100     108   118   120    165    203

 S&P Electric Utility      100     106   119   104    136    136


 * Assumes $100 invested in GPU Common Stock, S&P 500 Index and S&P Electric Utility Index.
   Cumulative Total Return includes reinvestment of dividends.




 Employment, Termination and Change in Control Arrangements



 Severance Arrangements



       The Corporation has entered into Severance Protection Agreements with

   Messrs. Leva, Hafer, Jolles, Levy and Baldassari which provide certain severance benefits to the executive if his employment is terminated following a change in control of GPU (as defined).

 These agreements are intended to induce the executives to remain in the employ of the Corporation and help ensure that the

 Corporation will have the benefit of their services without distraction in the face of a potential change in control.

 March 12, 1997                  28

              Under the agreements, benefits are paid if, in connection

          with a change in control, the Corporation terminates the

          employment of the executive for reasons other than cause or disability or death, or if the executive resigns following certain actions (specified in the agreements) by the Corporation such as a reduction in salary or change in position. In addition,

          Mr. Hafer receives severance benefits if he resigns for any reason within six months following a change in control.



              The benefits payable to all executives other than Mr. Leva consist of, in general, (a) the executive's base salary through the termination date and a pro rata portion of his target

          incentive bonus; (b) severance compensation equal to twice the sum of the executive's base salary and target incentive bonus,

          provided that if the executive's normal retirement date is within two years of his termination date, his benefits will be

          proportionately reduced; (c) a continuation of insurance benefits for up to two years; (d) reimbursement of certain expenses subject to specified limitations; and (e) such additional amount as is necessary to pay any excise tax under Section 4999 of the

          Internal Revenue Code (and any related interest and penalties) on amounts payable under the agreements.  If Mr. Leva's employment terminates prior to his scheduled retirement on May 31, 1997 following a change in control, he would receive a severance payment equal to the base salary and bonus award which he would have received had he remained employed through that date and the payment described in (e) above.

          March 12, 1997                  29

              The agreements have an initial term of two years and

          automatically renew annually unless earlier terminated by the executive or GPU.



              Under the Corporation's severance policy for employees, if the employment of Messrs. Leva, Hafer, Jolles, Levy and

          Baldassari is involuntarily terminated, as defined, other than in connection with a change in control, he is entitled to receive,

          in general, severance compensation equal to one week's pay for each full year of service.  Premium payments will also be made under the executive's split-dollar life insurance policy for specified periods following the executive s termination of employment and following a change in control of GPU.



          Lump Sum Distributions



              If the executive's employment terminates in connection with a change in control, the executive may elect to receive a lump sum distribution of all amounts payable to him under GPU System supplemental retirement and deferred compensation plans and arrangements, including those described below for Mr. Jolles.













          March 12, 1997                  30

          Mr. Jolles



              Retirement and Disability - If Mr. Jolles retires on or after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUS  employee retirement plans) a supplemental retirement pension from GPU Company sources equal to the additional pension he would have received under the GPUS employee retirement plans as if he had an additional 20 years of past creditable service.

          If Mr. Jolles reaches his normal retirement date while he is receiving disability income under GPUS' disability income plans,

          he will thereafter receive a supplemental retirement pension from

          GPU Company sources equal to the additional pension he would have been paid under GPUS' employee retirement plans as if he had an additional 20 years of past creditable service.  Upon retirement,

          Mr. Jolles will also receive an extension of health insurance benefits to the later of his 62nd birthday and the third

          anniversary of retirement.



              Termination - (i) If Mr. Jolles' employment with the GPU

          Companies terminates "involuntarily," as defined, under

          circumstances involving a "change in control" of GPU, as defined,

          or without cause, he shall receive from GPU Company sources a supplemental retirement pension which would have been paid to him under GPUS' employee retirement plans as if he had an additional

          20 years of past creditable service.  (ii) If, however, his employment terminates for any other reason (except upon

          March 12, 1997                  31
          retirement or death), he will receive from GPU System sources a supplemental retirement pension equal to the additional pension he would have been paid under GPUS  employee retirement plans as if he had additional years of creditable service ranging, as of

          December 31, 1996, from eight and one-half years up to a maximum of 20 years depending upon his years of actual employment by GPUS at the time of termination.



              Mr. Jolles will also be entitled to receive such additional monthly payment, if any, to ensure that the aggregate monthly pension amount otherwise payable to him under GPUS' retirement plans is not less than:  (a) $10,825.75 for each month beginning after retirement and before the month beginning after Mr. Jolles'

          62nd birthday or (b) $10,325.75 for each month beginning after the later of his retirement date and his 62nd birthday.



              Death - In the event of Mr. Jolles' death before he begins receiving benefits under GPUS' employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemental retirement pension benefits which would have been payable to him as described in paragraph (ii) above.



              Other - To the extent relevant to the level of benefits

          payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in paragraph (ii) above.

          March 12, 1997                  32

          Benefit Protection Trusts



              The Corporation has entered into benefit protection trust

          agreements to be used to fund the Corporation's obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and with respect to certain retirement and termination benefits, in the event of a change in control.  The trusts may also be used for the purpose of paying legal expenses incurred in pursuing benefit claims under such programs and agreements following a change in control.  The trusts are currently partially funded.



          Retirement Plans



              The GPU Companies' pension plans provide for pension

          benefits, payable for life after retirement, based upon years of creditable service with the GPU Companies and the employee's career average compensation as defined below.  Federal law limits the amount of an employee's pension benefits that may be paid from a qualified trust established pursuant to a qualified pension plan (such as the GPU Companies' plans).  The GPU

          Companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such limitations, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employer.



          March 12, 1997                  33

              The following table illustrates the amount of aggregate

          annual pension from funded and unfunded sources resulting from employer contributions to the qualified trust and direct payments payable upon retirement in 1997 (computed on a single life annuity basis) to persons in specified salary and years of service classifications:











































          March 12, 1997                  34




                 ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4) (5)

                        BASED UPON CAREER AVERAGE COMPENSATION

                                  (1997 Retirement)

   Career
   Average
   Compen-   10 Years   15 Years   20 Years    25 Years   30 Years    35 Years    40 Years    45 Years
  sation(1) of Service of Service of Service  of Service of Service  of Service  of Service  of Service
  $  50,000 $  9,338   $ 14,007   $ 18,676    $ 23,345   $ 28,014    $ 32,684    $ 37,085    $ 41,085
    100,000   19,338     29,007     38,676      48,345     58,014      67,684     76,685       84,685
    150,000   29,338     44,007     58,676      73,345     88,014     102,684    116,285      128,285
    200,000   39,338     59,007     78,676      98,345    118,014     137,684    155,885      171,885

    250,000   49,338     74,007     98,676     123,345    148,014     172,684    195,485      215,485
    300,000   59,338     89,007    118,676     148,345    178,014     207,684    235,085      259,085
    350,000   69,338    104,007    138,676     173,345    208,014     242,684    274,685      302,685
    400,000   79,338    119,007    158,676     198,345    238,014     277,684    314,285      346,285

    450,000   89,338    134,007    178,676     223,345    268,014     312,684    353,885      389,885
    500,000   99,338    149,007    198,676     248,345    298,014     347,684    393,485      433,485
    550,000   109,338   164,007    218,676     273,345    328,014     382,684    433,085      477,085
    600,000   119,338   179,007    238,676     298,345    358,014     417,684    472,685      520,685

    650,000   129,338   194,007    258,676     323,345    388,014   452,684      512,285      564,285
    700,000   139,338   209,007    278,676     348,345    418,014   487,684      551,885      607,885
    750,000   149,338   224,007    298,676     373,345    448,014   522,684      591,485      651,485
    800,000   159,338   239,007    318,676     398,345    478,014   557,684      631,085      695,085

     ______________

                 (1)  Career Average Compensation is the average annual

               compensation received from January 1, 1984 to retirement and includes Salary and Bonus.  The career average compensation amounts for the following named executive officers differ by more than 10% from the three year average annual

               compensation set forth in the Summary Compensation Table and are as follows:  Messrs. Leva - $461,795; Hafer - $272,949;

               Levy - $159,435; and Baldassari - $193,587.



          (2)  Years of Creditable Service at December 31, 1996:  Messrs.

               Leva - 45 years; Hafer - 34 years; Jolles - 15 years; Levy -

               12 years; and Baldassari - 27 years.


          March 12, 1997                  35

          (3)  Certain of these executives have supplemental pension arrangements.  Based on assumed retirement in 1997 with

               current years of creditable service, the total pension

               benefit amounts payable to Mr. Leva are $609,852 ($400,382 basic pension per the above table and $209,470 under

               supplemental pension agreements); and to Mr. Jolles are

               $129,909 ($120,890 basic pension per the above table and

               $9,019 under a supplemental pension agreement).



          (4)  Based on an assumed retirement at age 65 in 1997.  To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multiply the above benefits by 90%.  The estimated annual benefits are not subject to

               any reduction for Social Security benefits or other offset amounts.



          (5)  Annual retirement benefits under the basic pension per the above table cannot exceed 55% of the average compensation

               during the highest paid 36 calendar months.



          Supplemental Pensions



               The Corporation has adopted supplemental pension programs

          for Messrs. Leva and Jolles as described below.  The supplemental pension payments are not funded, but are payable from GPU Company sources.  The programs provide that supplemental pension payments


          March 12, 1997                  36
          are to be increased by 20% during the first year following retirement.



               Mr. Leva will receive an annual supplemental pension equal to (a) 65% of his final average compensation (as defined),

          reduced by (b) in general, the aggregate annual pension amount payable to him under other GPUS retirement plans.  "Final average compensation" is defined as Mr. Leva's average annual salary and bonus compensation paid for the three years prior to retirement.

          Mr. Leva is retiring effective May 31, 1997.  Accordingly, the supplemental monthly pension payable to him is estimated to be

          $17,145.  Mr. Leva will also receive upon retirement a separate supplemental pension payment of $3,726 annually.


               Mr. Jolles will receive supplemental pensions as described above.  See "Employment, Termination and Change in Control

          Arrangements--Mr. Jolles."



               The supplemental pension payable to Mr. Leva will be paid in the form of a single life annuity, provided that if he is married on his retirement date, it will be payable to him at a reduced rate, and, following his death, his surviving spouse, if any,

          will receive an annuity payable for life equal to 50% of the


          March 12, 1997                  37
          supplemental pension payable to him.  In addition, in the event of his death before he retires, his surviving spouse, if any,

          will receive an annuity payable for life equal to 50% of the supplemental pension that would have been payable to him had he retired on the last day of the month in which his death occurs.



          Remuneration of Directors



               Non-employee directors receive an annual retainer of

          $20,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended.  Committee

          Chairmen receive an additional retainer of $3,000 per year.



          Retirement Plan for Outside Directors



               Under the Corporation's Retirement Plan for Outside

          Directors ("Retirement Plan"), an individual who completes

          54 months of service as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly

          compensation paid to the director at the date of retirement.

          Retirement benefits under this plan are payable to the directors

          (or, in the event of death, to designated beneficiaries) in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the last award under the Restricted Stock Plan for Outside

          Directors per month, over a period equal to the director's service as such, unless otherwise directed by the Personnel,

          Compensation and Nominating Committee, commencing at the later of


          March 12, 1997                  38
          age 60 or upon retirement.  As of December 31, 1996, the

          following directors had at least 54 months of service:

                    Director            Months of Service

               Theodore H. Black             106

               Thomas B. Hagen                87

               Henry F. Henderson, Jr.        95

               Paul R. Roedel                216

               John M. Pietruski              95

               Catherine A. Rein              95

               Carlisle A. H. Trost           72

               Patricia K. Woolf             161



               If the proposed Deferred Stock Unit Plan for Outside

          Directors is approved by stockholders at the 1997 Annual Meeting

          (Proposal 2), no additional retirement benefits will be payable to Outside Directors for service after June 30, 1997.  Benefits which have accrued for service up to that date, however, will be payable in accordance with the terms and conditions of the

          Retirement Plan.  All directors (other than Mr. Townsend) are currently vested in the Retirement Plan; Mr. Townsend s service following June 30, 1997 will be applied toward the 54-month vesting requirement but will not increase the amount of his benefits.  Mr. Hagen (who had retired as a director in 1995)

          received benefits under the Retirement Plan until his re-election to the Board in March 1997.  Mr. Hagen will receive credit for additional service through June 30, 1997, and his benefit


          March 12, 1997                  39
          payments will recommence upon his retirement in accordance with the terms and conditions of the Retirement Plan.



          Restricted Stock Plan for Outside Directors



               Under the Corporation's Restricted Stock Plan for Outside

          Directors ("Directors Plan"), each director who is not an

          employee of the Corporation or any of its subsidiaries ("Outside

          Director") is paid a portion of his or her annual compensation in the form of 300 shares of GPU Common Stock.



               A total of 40,000 shares of GPU Common Stock (subject to

          adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan.  Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.


               Shares of Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an

          Outside Director until (i) death or disability, (ii) failure to stand for re-election at the end of the term upon reaching age 70, (iii) resignation or failure to stand for re-election with the consent of the Board, which is defined in the Directors

          Plan to mean approval thereof by at least 80% of the directors other than the affected director or (iv) failure to be re-elected to the Board after being duly nominated.  Termination of service


          March 12, 1997                  40
          for any other reason, including any involuntary termination effected by action or inaction of the Board, other than that following a change in control (as defined) of GPU, will result in forfeiture of all shares awarded.



               Until termination of service, an Outside Director may not

          dispose of any shares of Common Stock awarded under the Directors

          Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.



 2.   ADOPTION OF A DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS



     On February 6, 1997, the Board of Directors adopted, subject to the approval of stockholders at the 1997 Annual Meeting, The Deferred Stock Unit

 Plan for Outside Directors of GPU ("Deferred Stock Unit Plan").  If approved by stockholders, the Deferred Stock Unit Plan would replace the existing

 Retirement Plan for Outside Directors effective July 1, 1997.


       The Retirement Plan (which is described above) provides for a retirement benefit based on each Outside Director s length of service on the Board and the value of the annual cash retainer and annual grant of restricted stock at the time of the director s retirement from the Board.  This program provides a significant portion of director compensation and is consistent with the


   March 12, 1997                  41
 practice of many corporations, both in the utility industry and elsewhere.

 The Board has determined, however, that it is more appropriate to provide a program that more directly links this portion of directors' compensation to changes in shareholder value.  Accordingly, it is proposed that the award of units under the Deferred Stock Unit Plan replace future benefits under the

 Retirement Plan.  The proposed Deferred Stock Unit Plan is summarized below:



 General



       The Deferred Stock Unit Plan is intended to replace future benefits which would otherwise have accrued under the Retirement Plan and to provide

 Outside Directors with approximately equivalent compensation based on the value of GPU Common Stock.



       Each unit granted under the Deferred Stock Unit Plan will represent one share of GPU Common Stock.  Dividend equivalents paid on outstanding units will be invested in additional units.



       The Board believes that adoption of the Deferred Stock Unit Plan will allow the Corporation to continue to attract and retain the highest caliber individuals to serve as directors and will ensure that the value of these directors' total compensation is appropriately linked to shareholder value.


          March 12, 1997                  42

 Size of Awards



       Under the Deferred Stock Unit Plan, each Outside Director will receive an annual grant of units representing shares of GPU Common Stock equal in value at the time of grant to one and one-half times the value of the directors' annual cash retainer in effect at the time of grant.  The amount of the cash retainer is determined by the Board from time to time.  Changes in the amount of the cash retainer will affect the number of units issuable to the Outside Directors pursuant to the Deferred Stock Unit Plan.



 Vesting and Payment



       Outside Directors who have served at least 54 months will receive payment of their deferred units upon their retirement from the Board.  Payment of units will be in the form of GPU Common Stock, or in cash if authorized by the Personnel, Compensation and Nominating Committee of the Board.


       All units will vest and be paid upon a "change in control" of GPU.  The

 Deferred Stock Unit Plan defines "change in control" as (1) the acquisition by any person or group (as defined in Section 13(d)(3) or 14(d)(2) of the

 Securities Exchange Act of 1934) of beneficial ownership of or the right to vote, more than 20% of GPU's outstanding Common Stock, subject to certain


          March 12, 1997                  43
 exceptions such as acquisitions by employee benefit plans maintained by the

 Corporation; (2) a change in the composition of GPU's Board of Directors which results in the members of the Incumbent Board (as defined) ceasing to constitute at least 70% of the members of the Board; or (3) certain mergers,

 consolidations or reorganizations.



 Administration; Amendment


       The plan will be administered by the Personnel, Compensation and

 Nominating Committee of the Board of Directors.  The Board of Directors may

 amend or terminate the Deferred Stock Unit Plan at any time, subject to certain exceptions in the case of an actual or threatened change in control.



   Authorization of Shares



      A maximum of 200,000 shares of GPU Common Stock may be

 issued to Outside Directors under the Deferred Stock Unit Plan.

 If GPU declares a stock dividend, stock split or recapitalization or in the event of a merger, consolidation or similar transaction and the number of outstanding shares thereby changes, the number of shares available under the Deferred Stock Unit Plan will be equitably adjusted.

          March 12, 1997                  44

               If the Deferred Stock Unit Plan is adopted, Messrs. Black,

           Hagen, Henderson, Pietruski, Roedel, Townsend and Trost and Mrs.

           Rein and Dr. Woolf would initially each receive a number of deferred units equal in value to $30,000 (one and one-half times the current annual retainer of $20,000) or an aggregate value of

           $270,000 for all directors, as a group.



               The affirmative vote of a majority of the shares of Common

           Stock present and voting at the Annual Meeting is required to approve the adoption of the Deferred Stock Unit Plan.  The complete text of the Deferred Stock Unit Plan is set forth in

          Annex A to the Proxy Statement.



          3.   RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS

               INDEPENDENT AUDITOR FOR THE YEAR 1997



               The Board of Directors has selected the firm of Coopers &

          Lybrand L.L.P. ("C&L"), independent certified public accountants,

          to audit the accounts of the Corporation for 1997.  Although submission to stockholders of the appointment of the independent auditor is not required by law, the Board, in accordance with its long-standing policy of seeking annual stockholder ratification of the selection of the auditor, believes it appropriate that such selection be ratified by the stockholders.  C&L has acted as the auditor for the Corporation and its subsidiaries since 1946.

          C&L has advised the Corporation that neither that firm nor any of

          March 12, 1997                  45
          its partners has any direct or indirect material relationship with the Corporation or its subsidiaries.



               The services rendered by C&L for 1996 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ending December 31, 1996 contained in the annual report to stockholders and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the

          Securities and Exchange Commission.  C&L also performed audits as necessary to report upon compliance with the accounting

          requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the

          subsidiary companies.



               Fees paid to C&L for 1996 for services aggregated $1,320,000 excluding reimbursement for out-of-pocket expenses.



               It is expected that representatives of C&L will be present at the Annual Meeting, will be available to respond to

          appropriate questions and will have an opportunity to make a statement if they desire to do so.














          March 12, 1997                  46

                                 STOCKHOLDER PROPOSAL



          4.   STOCKHOLDER PROPOSAL



               New Jersey Public Interest Research Group, Law & Policy

          Center, 11 North Willow Street, Trenton, New Jersey 08608, and

          the Congregation of the Sisters of St. Dominic, 1 Ryerson Avenue,

          Caldwell, New Jersey 07006, the holders of 38 shares and 100 shares, respectively, of GPU Common Stock, have informed GPU that they plan to present the following resolution for action by the stockholders at the Annual Meeting:



          UTILITIES, ENERGY CONSERVATION, CARBON DIOXIDE EMISSIONS AND

          CLIMATE CHANGE



          WHEREAS WE BELIEVE:

               The U.S. performs poorly in energy efficiency, compared to other industrialized countries, ranking 9th out of the 10 OECD nations, and using nearly twice as much energy/$ GNP as Japan or

          Sweden.



               Electric utilities are the largest source of carbon dioxide

          (CO2) accounting for 35% of all emissions.  CO2, in turn, is the most important greenhouse gas, trapping solar heat and causing a

          'greenhouse' effect.





          March 12, 1997                  47

               The Intergovernmental Panel on Climate Change has concluded that "the balance of evidence suggests a discernible human influence on global climate."  Environmental Ministers globally have endorsed this assessment and an urgent strengthening of actions to reduce greenhouse gas emissions.



               The impacts of climate change - on economic welfare, public health, environmental stability, agricultural production, and the level of the sea - would affect many people in the U.S. and elsewhere.  Many scientists have called for 20% reductions in CO2 emissions.  The U.S. ratified the 1994 UN treaty on climate change, supporting plans to reduce CO2 emissions to 1990 levels by the year 2000.  Moreover, certain U.S. corporations have adopted

          20% reduction goals for their own energy consumption and CO2 emissions.



               Our Company's ranking on the Environmental Liability Index released by the Natural Resources Defense Council further

          underscores the need to reduce CO2 emissions.  While sensitive to the regulatory environment in which our company operates, we believe GPU can play an important role in controlling CO2

          emissions - through its choices of fuel, plant operation, and investment in customer efficiency programs known as Demand-Side

          Management (DSM).



               Energy options which lower CO2 emissions can create financial security for our Company by reducing or eliminating the need for

          March 12, 1997                  48
          new electricity-generating capacity.  Integrating CO2  reductions into planning now will also minimize possible large compliance costs of future CO2 regulations, comparable to the large costs that some companies face now with the 1990 Clean Air Act.  DSM can also result in lower costs and increased profits for the utility and lower bills for the customer.  GPU can achieve financial and regulatory stability by taking leadership in this area.



               RESOLVED:  Shareholders request the Company to make a report publicly available by August 1997 (prepared at reasonable cost and omitting proprietary information), describing:  (a) plans and commitments to action that will reduce carbon dioxide emissions;

          (b) the financial implications of these plans, actions, or lack thereof; and (c) the ensuing impact upon shareholders.



          SUPPORTING STATEMENT



               We believe an effective report should discuss costs and

          savings for all feasible measures that would reduce CO2 emissions,

          including DSM, development of renewable sources of energy, and fuel switching to lower-carbon-content fuels.  Beginning to make cost-effective reductions in emissions now can make GPU more competitive, help retain large customers, create jobs in the local economy, protect both short-term and long-term financial health, and increase shareholder value.  Shareholders should vote



          March 12, 1997                  49

          FOR this resolution to minimize the costs of climate change -

          both to the company and to society at large.





          The Board of Directors recommends that stockholders vote AGAINST this proposal.



               The Board of Directors believes that preparation of a report specifically addressed to the GPU Companies' carbon dioxide emission reduction plans would be largely duplicative of

          information already publicly available.  In particular, the

          Corporation's 1996 Annual Report to the Securities and Exchange

          Commission on Form 10-K ("SEC Report") reported that the

          Corporation had signed an Accord with the U.S. Department of

          Energy ("DOE") as part of the DOE's Climate Challenge Program.

          GPU is one of approximately 630 electric utilities which have signed accords or are otherwise cooperating with the DOE under that Program.  The Climate Challenge Program is the electric utility industry's response to the Clinton Administration's

          Climate Change Action Plan which has an overall goal of reducing through voluntary initiatives United States greenhouse gas emissions to 1990 levels by the year 2000.  GPU's Accord, which is publicly available, describes the utility industry and GPU-

          specific programs for the management of greenhouse gases.  As stated in the SEC Report, the GPU System's greenhouse gas

          management program is expected to avoid or reduce the equivalent of 8 million tons of carbon dioxide emissions between 1995 and

          March 12, 1997                  50

          2000.  In light of the information contained in the SEC Report and the Accord, as well as in annual resource plans filed by

          GPU's electric operating subsidiaries with their state regulatory commissions -- which plans identify generation requirements and the proposed sources of energy and capacity to meet these

          requirements (including demand-side management initiatives) --

          the Board believes that preparation of a further report on this subject would involve needless expense which should not be borne by the stockholders at large.



               For these reasons, the Board believes the proposal is not in the best interests of the stockholders and recommends a vote

          AGAINST the proposal.





                                    OTHER MATTERS



               The Board of Directors does not intend to bring any other

          matters before the meeting and it is not informed of any other business which others may bring before the meeting.  However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.



               GPU will pay all costs of soliciting Proxies in the

          accompanying form.  Solicitation will be made by mail, and

          March 12, 1997                  51
          directors and officers of GPU, and officers and employees of

          GPUS, may also solicit Proxies by telephone, telegraph or

          personal interview.  The Corporation has also retained

          ChaseMellon Shareholder Services, L.L.C. to aid in the

          solicitation of Proxies, at an estimated cost of $8,000, plus reimbursement of reasonable out-of-pocket expenses.  In addition,

          GPU will request persons who hold stock in their names for others to forward copies of this proxy soliciting material to them, and to request authority to execute Proxies on the accompanying form,

          and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.



          Deadline for Stockholder Proposals



               If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement for the 1998 Annual Meeting of

          Stockholders, such proposal must be received by the Corporation not later than December 3, 1997.




                                   By order of the Board of Directors,
                                   MARY A. NALEWAKO, Secretary



          March 26, 1997









          March 12, 1997                  52

                            YOUR VOTE IS IMPORTANT


               You are encouraged to voice your preference by marking the appropriate boxes on the enclosed Proxy.  However, it is not necessary to mark any boxes if you wish to vote in accordance with the directors' recommendations; merely sign, date and return the Proxy in the enclosed postpaid envelope.









































          March 12, 1997                  53

                                       Annex A





                    Deferred Stock Unit Plan for Outside Directors

                                          of

                                      GPU, Inc.



                          As Adopted Effective July 1, 1997

                                        _____





          1.   Purpose



               The purpose of the Plan is to more closely align the

          interests of the outside directors of GPU, Inc. with those of

          GPU, Inc.'s stockholders by providing for a significant portion of the total annual compensation payable to such directors to be paid in the form of units representing shares of GPU, Inc.'s

          Common Stock.



          2.   Definitions



               As used herein, the following terms shall have the following meanings:



               "Account" shall mean the account established for a

          Participant pursuant to Section 5.

          March 12, 1997                  54

               "Award Date" shall mean July 1, 1997 and July 1 of each

          calendar year thereafter.



               "Beneficiary" shall mean the person or persons designated by a Participant in accordance with Section 11 to receive any amount, or any shares of Common Stock, payable under the Plan upon the Participant's death.



               "Board of Directors" shall mean the Board of Directors of

          the Corporation.



               "Change in Control" shall mean the occurrence of any of the following events:



               (1)  An acquisition (other than directly from the

          Corporation of any Common Stock or other voting securities of the

          Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the

          Securities Exchange Act of 1934, as amended (the "Exchange

          Act")), immediately after which such Person has "Beneficial

          Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities;

          provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control

          March 12, 1997                  55

          Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.  A "Non-

          Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by

          (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity

          securities or equity interest is owned, directly or indirectly,

          by the Corporation (for purposes of this definition, a

          "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C)

          any Person in connection with a "Non-Control Transaction" (as hereinafter defined);



               (2)  The individuals who, as of August 1, 1996, are members of the board of directors of the Corporation (the "Incumbent

          Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the board of directors of the

          Corporation; provided, however, that if the election, or

          nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the

          Incumbent Board, such new director shall, for purposes of this

          Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election

          Contest" (as described in Rule 14a-11 promulgated under the

          Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the

          March 12, 1997                  56
          board of directors of the Corporation (a "Proxy Contest")

          including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or



               (3)  The consummation of:



               (a)  A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a

          "Non-Control Transaction."  A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the

          Corporation or in which securities of the Corporation are issued where:



                   (i)  the shareholders of the Corporation, immediately

               before such merger, consolidation or reorganization, own

               directly or indirectly immediately following such merger,

               consolidation or reorganization, at least sixty percent

               (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving

               Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,



                                 (ii)  the individuals who were members of

           the Incumbent Board immediately prior to the execution of the

          March 12, 1997                  57
               agreement providing for such merger, consolidation or

               reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving

               Corporation, or a corporation, directly or indirectly,

               beneficially owning a majority of the Voting Securities of the Surviving Corporation, and



                                    (iii)  no Person other than (w) the

               Corporation, (x) any Subsidiary, (y) any employee benefit

               plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any

               Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent

               (20%) or more of the then outstanding Voting Securities or

               Common Stock of the Corporation, has Beneficial Ownership of

               twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting

               securities or its Common Stock.



               (b)  A complete liquidation or dissolution of the

          Corporation; or



               (c)  The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).



          March 12, 1997                  58

               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject

          Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting

          Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding,

          increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the

          Corporation, and after such share acquisition by the Corporation,

          the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or

          Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.



               "Committee" shall mean the Personnel, Compensation and

          Nominating Committee of the Board of Directors.



               "Common Stock" shall mean the shares of Common Stock of the

          Corporation.



               "Corporation" shall mean GPU, Inc.





          March 12, 1997                  59

               "Deferred Stock Unit" shall mean a unit of measurement equi-

          valent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, including, without

          limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.



               "Outside Director" shall mean a member of the Board of

          Directors who, as of any date of reference, is not an employee of the Corporation or any subsidiary thereof.



               "Participant" shall mean any Outside Director for whom an

          Account has been established, and is being maintained, pursuant to Section 5.



               "Plan" shall mean the Deferred Stock Unit Plan for Outside

          Directors of GPU, Inc., as set forth herein and as amended from time to time.



               "Retirement" shall mean, with respect to any Participant,

          the Participant s ceasing to be a member of the Board of

          Directors for any reason.



               "Vesting Date" shall mean, with respect to any Participant,

          the earliest to occur of the following dates:





          March 12, 1997                  60

               (1)  the date as of which the Participant has completed at least 54 months of service, whether or not continuous, as an

          Outside Director;



               (2)  the date of the Participant s death; or



               (3)  the date on which a Change in Control occurs.



          3.   Maximum Number of Shares of Common Stock Available



               The number of shares of Common Stock that may be distributed with respect to Deferred Stock Units awarded under the Plan shall be limited to 200,000 shares of Common Stock.  If any Deferred

          Stock Units credited to a Participant's Account shall be

          forfeited, the number of shares of Common Stock no longer payable with respect to the Deferred Stock Units so forfeited shall thereupon be released and shall thereafter be available for distribution with respect to new awards of Deferred Stock Units under the Plan.  The limitation provided under this Section 3 shall be subject to adjustment as provided in Section 9.



               The shares of Common Stock distributed under the Plan may be authorized and unissued shares, or shares purchased on the open market by the Corporation at such time or times and in such manner as it may determine.





          March 12, 1997                  61

          4.   Annual Awards



               As of each Award Date, the Account maintained hereunder for each member of the Board of Directors who is an Outside Director on such date shall be credited with a number of Deferred Stock

          Units determined by first multiplying the amount of his or her

          Annual Cash Retainer by 1.5, and then dividing the resulting product by the per share closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for such

          Award Date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of

          Common Stock.  An Outside Director's "Annual Cash Retainer" shall mean, as of any Award Date, the annual rate of cash retainer in effect for the Outside Director as of the day preceding such

          Award Date.



          5.   Accounts



               There shall be established on the books and records of the

          Corporation, for bookkeeping purposes only, a separate Account for each member of the Board of Directors who is an Outside

          Director on July 1, 1997, and for each individual who becomes an

          Outside Director thereafter, to reflect such Participant's interest under the Plan.  The Account so established shall be maintained in accordance with the following provisions:



          March 12, 1997                  62

               (a)  As of each Award Date, each Participant's Account shall be credited with the number of Deferred Stock Units required to be credited pursuant to Section 4.



               (b)  Each Participant's Account shall be adjusted to reflect all additional Deferred Stock Units required to be credited to such Account pursuant to Section 6, and the cancellation of all

          Deferred Stock Units with respect to which payments are made pursuant to Section 7.



               (c)  A Participant's interest in his or her Account shall

          become fully vested and nonforfeitable upon his or her Vesting

          Date.



          6.   Crediting of Dividend Equivalents



               Until payment with respect to a Participant s Account has

          been made in full in accordance with Section 7, a Participant s

          Account shall be credited, as of each date on which the

          Corporation pays a dividend on its Common Stock ("Dividend

          Payment Date"), with additional Deferred Stock Units, the number of which shall be determined by multiplying (i) the number of

          Deferred Stock Units standing to the Participant's credit in his or her Account immediately prior to such Dividend Payment Date by

          (ii) the quotient resulting from dividing (A) the per share amount of the dividend so paid by (B) the price per share used for the reinvestment of dividends paid on such Dividend Payment Date

          March 12, 1997                  63
          under the provisions of the Corporation's Dividend Reinvestment and Stock Purchase Plan.



          7.   Payment of Account Balances



               Payment with respect to a Participant's Account shall be

          made in accordance with the following provisions:



               (a)  A Participant's Account shall become payable upon the

          Participant's Retirement on or after his or her Vesting Date.  If a Participant ceases to serve as a member of the Board of

          Directors for any reason prior to his or her Vesting Date, all of the Deferred Stock Units standing to the Participant's credit in his or her Account shall be forfeited as of the date of such cessation of the Participant's service.



               (b)  Except as otherwise provided in (c) below, payment with respect to a Participant's Account shall be made in the form of a single lump sum payment.  Such payment shall be made to the

          Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary.

          Payment shall be made on the first business day of the second calendar month following the month in which the Participant's

          Retirement occurs.



               (c)  A Participant may elect to have payment with respect to his or her Account made to the Participant, or in the event of

          March 12, 1997                  64
          the Participant's death, to his or her Beneficiary, in the form of annual installments payable over a period of five years, or such greater number of years as the Participant specifies in his or her election.  An election under this Section 7(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the

          Committee at least one year prior to the date of the

          Participant's Retirement or death.  Any election so made may be revoked, and a new election may be made hereunder after such revocation.  Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence.  If a Participant's Account becomes payable in the form of annual installments, payments shall be made in accordance with the following provisions:



                   (i)  The first installment payment shall be made on the

               first business day of the second calendar month following

               the month in which the Participant's Retirement occurs, and the remaining installment payments shall be made on the

               anniversary of such payment commencement date in each

               succeeding year.



                                     (ii)  With each annual installment,

               payment shall be made with respect to a number of Deferred

               Stock Units equal to the quotient resulting from dividing

               (A) the total number of Deferred Stock Units included in

               the balance of the Participant's Account as of the last day



         March 12, 1997                  65
               of the calendar month preceding the date on which such

               payment is to be made, by (B) the number of installment

               payments remaining to be made.



                   (iii)  If the Participant should die before receiving all

               installment payments required to be made hereunder with

               respect to the Participant's Account, any installment

               payments remaining to be made at the date of the

               Participant's death shall be made to the Participant's

               Beneficiary in the same form, at the same times and in the same amounts, as such payments would have been made to the

               Participant if he or she had not died.



               (d)  Payment with respect to any Deferred Stock Units

          included in the balance of a Participant's Account shall be made

          (i) by the issuance of one share of Common Stock for each whole

          Deferred Stock Unit with respect to which payment is being made,

          and (ii) in cash, with respect to any fractional part of a

          Deferred Stock Unit with respect to which payment is being made.

          Notwithstanding the foregoing, the Committee, in its sole

          discretion, may determine that payment with respect to any or all of the Deferred Stock Units included in the balance of a

          Participant's Account shall be made in cash instead of in shares of Common Stock.  The amount of the cash payment to be made with respect to any Deferred Stock Unit shall be equal to (and the amount of the cash payment to be made with respect to any

          fractional part of a Deferred Stock Unit shall be based upon) the

          March 12, 1997                  66
          per share closing price of the Common Stock as reported on the

          New York Stock Exchange Composite Tape for the last business day immediately preceding the date on which such cash payment is to be made.



               (e)  Notwithstanding any other provision in this Section 7 to the contrary, payment with respect to any part or all of the

          Participant's Account may be made to the Participant or, if the

          Participant has died, to the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 7 if (i) the

          Participant, or his or her Beneficiary, requests such early pay-

          ment and (ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the Federal Income Tax

          Regulations.  The amount that may be so paid may not exceed the amount necessary to meet such emergency.



          8.   Change in Control



               Notwithstanding any other provision of the Plan to the

          contrary or any other optional form of distribution otherwise elected or provided for hereunder, each Participant shall be permitted to make a special distribution election to have the entire balance of his or her Account distributed in the form of a single lump sum payment in the event of the Participant's

          March 12, 1997                  67

          Retirement following a Change in Control; provided, however, that such election shall be effective only if it is made at least twelve months prior to such Change in Control.  Any special election made hereunder may be revoked, and a new special

          election may be made at any time; provided, however, that any such revocation or new election shall be effective only if it is made twelve months prior to a Change in Control.  Any special election, or revocation of a special election, that may be made hereunder shall be made in the manner set forth in Section 7(c).



               The lump sum payment to be made pursuant to a Participant's special distribution election hereunder shall be made no later than 30 days after the date of the Participant's Retirement.

          Such payment shall be made in the manner provided in Section 7(d)

          and in an amount determined as follows:



                   (i)  To the extent that the payment for any of the

               Participant's Deferred Stock Units is to be made in cash

               pursuant to Section 7(d), the amount of cash to be paid for such Deferred Stock Units shall be equal to the product of

               (A) the number of such Deferred Stock Units, multiplied by

               (B) the highest closing price per share of the Common Stock,

               as reported on the New York Stock Exchange Composite Tape,

               occurring during the 90-day period preceding and the 90-day period following the Change in Control (the "Multiplication

               Factor").



          March 12, 1997                  68

                    (ii)  To the extent that payment for any of the

               Participant's Deferred Stock Units is to be made in shares of Common Stock pursuant to Section 7(d), the number of

               shares of Common Stock to be issued with respect to such

               Deferred Stock Units shall be determined by dividing (A) the product of (y) the number of such Deferred Stock Units

               multiplied by (z) the Multiplication Factor, by (B) the per share closing price of the Common Stock as reported on the

               New York Stock Exchange Composite Tape for the day preceding the payment date, or if there are no sales of Common Stock on such date, for the next preceding day on which there were sales of Common Stock.



          9.   Certain Adjustments to Plan Shares



               In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization,

          reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common

          Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, the number and kind of shares represented by Deferred Stock Units shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder.  The Committee shall give notice to each Participant of any adjustment made

          March 12, 1997                  69
          pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.



          10.  Listing and Qualification of Common Shares



               The Corporation, in its discretion, may postpone the

          issuance, delivery, or distribution of shares of Common Stock with respect to any Deferred Stock Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the

          Corporation may consider appropriate, and may require any

          Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in con-

          nection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.



          11.  Designation and Change of Beneficiary



               Each Participant shall file with the Committee a written

          designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any shares of Common Stock,

          payable under the Plan upon his or her death.  A Participant may,

          from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated

          Beneficiary by filing a new designation with the Committee.  The last such designation received by the Committee shall be

          controlling; provided, however, that no designation, or change or

          March 12, 1997                  70
          revocation thereof, shall be effective unless received by the

          Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.  If at the date of a Participant's death, there is no designation of a

          Beneficiary in effect for the Participant pursuant to the

          provisions of this Section 11, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount, or any shares of Common Stock, payable under the Plan by reason of the Participant's death, the

          Participant's estate shall be treated as the Participant's

          Beneficiary for purposes of the Plan.



          12.  Rights of Participants



               A Participant's rights and interests under the Plan shall be subject to the following provisions:



               (a)  A Participant shall have the status of a general

          unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan.  The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein.  It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.



               (b)  A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale,

          March 12, 1997                  71
          transfer, assignment, pledge, encumbrance, attachment, or

          garnishment by creditors of the Participant or his or her

          Beneficiary.



               (c)  Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained as a member of the Board of Directors.



          13.  Administration



               The Plan shall be administered by the Committee.  A majority of the members of the Committee shall constitute a quorum.  The

          Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent.  In addition to the

          responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or

          regulations for the administration of the Plan, interpret the

          Plan, and make all determinations considered necessary or

          advisable for the administration of the Plan.  The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.



               All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all

          March 12, 1997                  72
          parties.  Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review,

          under a "de novo", rather than a deferential, standard.



          14.  Amendment or Termination



               The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that Section 7(a),

          Section 8, the last sentence of Section 13, this Section 14, and the definitions of Change in Control and Vesting Date in Section

          2, may not be amended, and the Plan may not be suspended or terminated, (i) at the request of a third party who has indicated

          an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (ii) within six months prior to,

          or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, suspension or termination adversely affects the rights of any Participant under the Plan.  In addition, no amendment,

          suspension or termination of the Plan shall deprive any

          Participant of any rights with respect to Deferred Stock Units previously credited to his or her Account under the Plan without his or her written consent.



          March 12, 1997                  73

          15.  Successor Corporation



               The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the

          Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the

          Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the

          Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.































          March 12, 1997                  74

                                      GPU, INC.



                      Proxy Solicited by the Board of Directors

               for Annual Meeting to be held at 10:00 A.M. May 1, 1997



                                  The Morris Museum

                              Six Normandy Heights Road

                                Morristown, New Jersey





               The undersigned hereby appoints J. G. Graham,

            F. A. Donofrio, and M. A. Nalewako, and each or any of them,

            proxies to represent the undersigned at the Annual Meeting of

            Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution,

            upon the following items as set forth in the Notice of Annual

            Meeting and Proxy Statement, each dated March 26, 1997 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting.



          March 12, 1997                  75

               Said proxies are instructed to vote for or against

            proposals, as indicated by the undersigned (or, if no indication is given, for Proposals 1, 2, 3 and against Proposal 4).



               You are encouraged to voice your preference by marking the appropriate boxes on the other side.  However, you need not mark any boxes if you wish to vote in accordance with the directors'

            recommendations; just sign on the other side.



                    (continued and to be signed on the other side)



































          March 12, 1997                  76

                                                                                      ___      Please mark
                                                                                     |   |     your votes
                                                                                     | X |     as this.

                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
          The Directors Recommend a Vote "FOR" Proposals 1, 2 and 3:         ATTEND THE MEETING.
          1 - Election of four Class III Directors and two Class II
              Directors.
          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES:
          the right (except as marked   to vote for all nominees
          to the contrary on the right) listed on the right              Hafer, Hagen, Roedel,
                                                                         Townsend, Trost and Woolf

                    __                          __                     (Instruction:
                   |  |                        |  |                    To withhold authority to
                   |__|                        |__|                    vote for any individual
                                                                       nominee, print that
                                                                       nominee s name in the space
                                                                       provided below.)
          2 - Adoption of a Deferred Stock Unit Plan for Outside
              Directors as set forth in the accompanying Proxy         ___________________________
              Statement.

                                                                       Dated__________________1997
               FOR            AGAINST            ABSTAIN               Signature__________________
               __               __                 __                  Signature if held jointly
              |  |             |  |               |  |                 ___________________________
              |__|             |__|               |__|                 Please date and sign


                                                                       In case of joint owners, EACH
          3 - Ratification of the selection of Coopers &               joint owner should sign.
              Lybrand L.L.P. as auditor.                               When signing as attorney,
                                                                       executor, administrator,
                                                                       trustee, guardian, corporate
               FOR            AGAINST            ABSTAIN               officer, etc., give full
               __               __                 __                  title.
              |  |             |  |               |  |
              |__|             |__|               |__|


          The Directors Recommend a Vote "AGAINST" Proposal 4:


                                                      77

          4 - Stockholder Proposal as set forth in the accompanying Proxy Statement.

               FOR            AGAINST            ABSTAIN
               __               __                 __
              |  |             |  |               |  |
              |__|             |__|               |__|


                         DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE
          ------------------------------------------------------------------------------------------


          IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS
          CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

          If you plan to speak at the Annual Meeting, please complete the following:




          Stockholder Name __________________________________________________________      SPEAKER
                                        (Please print clearly)                              CARD


          City ______________________________________ State _________________________





                                        PLEASE DO NOT DETACH

          ------------------------------------------------------------------------------------------


          GPU                     1997 ANNUAL MEETING OF STOCKHOLDERS
                                        MAY 1, 1997 - 10:00 A.M.


                                                           The Morris Museum
                                                           Six Normandy Heights Road       ADMISSION
                                                           Morristown, New Jersey            CARD



                                                      78

                                                           Please bring this card with you
                                                           to the meeting.  Its presentation
                                                           will assure your prompt admittance.

                                                           This card is not transferable










































                                                      79

                                                                                      ___      Please mark
                                                                                     |   |     your votes
                                                                                     | X |     as this.

                                                                               CHECK HERE      __
                                                                             IF YOU PLAN TO   |__|
          The Directors Recommend a Vote "FOR" Proposals 1, 2 and 3:         ATTEND THE MEETING.
          1 - Election of four Class III Directors and two Class II
              Directors.
          FOR all nominees listed on    WITHHOLD AUTHORITY             NOMINEES:
          the right (except as marked   to vote for all nominees
          to the contrary on the right) listed on the right              Hafer, Hagen, Roedel,
                                                                         Townsend, Trost and Woolf

                    __                          __                     (Instruction:
                   |  |                        |  |                    To withhold authority to
                   |__|                        |__|                    vote for any individual
                                                                       nominee, print that
                                                                       nominee s name in the space
                                                                       provided below.)
          2 - Adoption of a Deferred Stock Unit Plan for Outside
              Directors as set forth in the accompanying Proxy         ___________________________
              Statement.

                                                                       Dated__________________1997
               FOR            AGAINST            ABSTAIN               Signature__________________
               __               __                 __                  Signature if held jointly
              |  |             |  |               |  |                 ___________________________
              |__|             |__|               |__|                 Please date and sign


                                                                       In case of joint owners, EACH
          3 - Ratification of the selection of Coopers &               joint owner should sign.
              Lybrand L.L.P. as auditor.                               When signing as attorney,
                                                                       executor, administrator,
                                                                       trustee, guardian, corporate
               FOR            AGAINST            ABSTAIN               officer, etc., give full
               __               __                 __                  title.
              |  |             |  |               |  |
              |__|             |__|               |__|                 If you are planning to
                                                                       attend the meeting,
                                                                       remember to obtain from
          The Directors Recommend a Vote "AGAINST" Proposal            the record holder a letter


                                                      80

                                                                       or other evidence of your
          4 - Stockholder Proposal as set forth in the                 beneficial ownership of
              accompanying Proxy Statement.                            shares in GPU to facilitate
                                                                       your admittance to the
               FOR            AGAINST            ABSTAIN               meeting.
               __               __                 __
              |  |             |  |               |  |
              |__|             |__|               |__|







































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